EXHBIT 3.5

                              CERTIFICATE OF MERGER


                                       OF

                             SSS ACQUISITION COMPANY

                                       AND

                       SPECTRUM SCIENCES & SOFTWARE, INC.

It  is  hereby  certified  that:

          1. The constituent business corporations participating in the merger herein certified are:

          (i) SSS Acquisition Company, which is incorporated under the laws of the State of Delaware; and

          (ii) Spectrum Sciences & Software, Inc., which is incorporated under the laws of the State of Florida.

          2. An Amended and Restated Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of
Section 252 of the General Corporation Law of the State of Delaware, to wit, by SSS Acquisition Company in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware and by Spectrum Sciences & Software, Inc. in accordance with the laws of the State of its incorporation.

          3. The name of the surviving corporation in the merger herein certified is Spectrum Sciences & Software, Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the laws of the State of its incorporation.

          4. The certificate of incorporation of Spectrum Sciences & Software, Inc. as now in force and effect, shall continue to be the certificate of incorporation of said surviving corporation until amended and changed pursuant to the provisions of the laws of the State of its incorporation.

          5. The executed Amended and Restated Agreement and Plan of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows: 91 Hill Avenue, Ft. Walton Beach, Florida 32548.



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          6.  A copy of the aforesaid Amended and Restated Agreement and Plan of
Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

          7. The aforesaid surviving corporation does hereby agree that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of SSS Acquisition Company, as well as for enforcement of any obligation of said surviving corporation arising from the merger herein certified, including any suit or other proceeding to enforce the right, if any, of any stockholder of SSS Acquisition Company as determined in appraisal proceedings pursuant to the provisions of Section 262 of the General Corporation Law of the State of Delaware; does hereby irrevocably appoint the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings; and does hereby specify the following as the address to which a copy of such process shall be mailed by the Secretary of State of the State of Delaware: 91 Hill Avenue, Ft. Walton Beach, Florida 32548.

          8. The Agreement of Merger between the aforesaid constituent corporations provides that the merger herein certified shall be effective on the date of filing this certificate.

Dated:  March  24,  2003

                                           SSS  Acquisition  Company


                                           By: /s/ Dyron Watford
                                               ------------------------
                                               Name: Dyron Watford
                                               Capacity: President

Dated:  March  24,  2003

                                              Spectrum Sciences & Software, Inc.


                                           By: /s/ Donal R. Myrick
                                               ------------------------
                                               Name: Donal R. Myrick
                                               Capacity: President




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